UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2004

Hooper Holmes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-9972	22-1659359
(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

(908) 766-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Subsequent to the end of the second quarter of 2004, the Audit Committee of the Company’s Board of Directors (“Audit Committee”) commenced an inquiry into certain reimbursements to the Company’s CEO for expenses, and into certain other expenditures made by the Company, including charitable contributions, made by or at the direction of the CEO. The inquiry arose from assertions by the Company’s CFO that such reimbursements, expenditures and other actions violated the Company’s Code of Conduct and Ethics adopted March 1, 2004 and the fiduciary duty of the CEO.

The Audit Committee has completed its inquiry. The members of the Audit Committee unanimously concluded that they did not believe that the CEO engaged in any intentional wrongdoing or intentional breach of any fiduciary duty.

The Audit Committee and the Investigation Team found that information developed during the investigation did not support a number of the allegations by the CFO of improper conduct by the CEO. The Audit Committee also concluded that the investigation yielded information from which it cannot be determined whether or not the CEO caused the Company to make inappropriate charitable donations as alleged by the CFO. Additionally, the investigation yielded information supporting the allegations that the CEO approved certain invoices for payment by the Company which did not have a business purpose and submitted invoices for reimbursement by the Company which were personal in nature (collectively the “Improper Reimbursements”). The Audit Committee determined that such Improper Reimbursements aggregated $23,747.51, an amount not material to the financial condition of the Company.

The Audit Committee also noted that these Improper Reimbursements were a violation of the Company’s then existing expense reimbursement policies and that Improper Reimbursements made after March 1, 2004 violated the Company’s Code of Conduct and Ethics (“Code of Conduct”), but the Audit Committee concluded that these violations were not willful. The Audit Committee concluded that the CEO has been and continues to be an extremely valuable contributor to the Company, its past successes and its future prospects and continues to believe that he is a man of integrity. The Audit Committee further concluded that the CEO should be retained in the positions of Chairman, President and Chief Executive Officer.

On October 22, the Company’s Board of Directors (the “Board”) discussed the conclusions of the audit committee with respect to the Code of Conduct violations and determined to accept and approve the recommendations made by the audit committee including those with regard to the Code of Conduct violations.

At the outset of the inquiry, the CEO had offered to make prompt repayment to the Company of any amounts found to constitute Improper Reimbursements, and the CEO has fully reimbursed the Company for these amounts. Notwithstanding that the CEO has fully reimbursed the Company for these amounts, the action by the Board may be deemed to constitute an implicit waiver of these Code of Conduct violations.

ITEM 8.01 Other Events

Hooper Holmes, Inc. filed a news release today announcing the conclusion of the Audit Committee’s inquiry and the Company’s filing of the Company’s amended Form 10-Q for the quarterly period ended June 30, 2004. A copy of this news release is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	News Release dated October 25, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.
(Registrant)

Date: October 25, 2004

	By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President
General Counsel and Secretary